JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the Joint Filing on behalf of each of them of an Amendment No. 5 to the Statement on Schedule 13D originally filed on behalf of The Robert G. and Pauline B. Walker Revocable Trust with respect to the Common Stock of Kinark Corporation, a Delaware corporation, and any further amendments thereto. This Joint Filing Agreement shall be filed as an Exhibit to Amendment No. 5 to the Statement on Schedule 13D.

Dated April 30, 1996
                              The Robert G. and Pauline B. Walker
                              Revocable Trust


                              By:  /s/ Pauline B. Walker
                                   Pauline B. Walker, Sole Trustee


                              The Pauline B. Walker Revocable Trust A


                              By:  /s/ Pauline B. Walker
                                   Pauline B. Walker, Sole Trustee



                              The Robert G. Walker Irrevocable Trust B


                              By:  /s/ Pauline B. Walker
                                   Pauline B. Walker, Sole Trustee



                              /s/ Pauline B. Walker
                              Pauline B. Walker, Individually